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                                                                     EXHIBIT 5.1

                              BROBECK HALE AND DORR
                              Maximilianstrasse 31
                             D-80539 Munich, Germany

                                                                   March 5, 2002

Ladies and Gentlemen:

         We are counsel to Infineon Technologies AG, a German stock corporation (the "Registrant"), and are issuing this opinion in connection with the Registration Statement on Form F-3 (the "Registration Statement") being filed by the Registrant with the Securities and Exchange Commission (the "Commission") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), the following Registrant securities:

         (i)      ordinary shares, no par value per share (the "Ordinary
                  Shares");

         (ii)     senior debt securities (the "Senior Debt Securities"); and

         (iii) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $1,500,000,000.

         The Senior Debt Securities may be issued pursuant to an indenture between the Registrant and a trustee to be named in such indenture; and the Subordinated Debt Securities may be issued pursuant to an indenture between the Registrant and a trustee to be named in such indenture (collectively, the "Indentures").

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination, we are of the following opinion:

1. With respect to the Ordinary Shares, when (i) specifically authorized for issuance by the Registrant's Management Board and Supervisory Board (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Ordinary Shares have been duly established in conformity with the Registrant's Articles of Association and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Registrant has received the consideration provided for in the Authorizing Votes, the Ordinary Shares will be validly issued and fully paid and (v) the Ordinary Shares have been issued and sold as contemplated by the Registration Statement

2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Registrant has received the consideration provided for in the Authorizing Votes, such Debt Securities will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

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         similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         In connection with our examination of the documents indicated above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         We express no opinion herein as to the laws of any jurisdiction other than the laws of the Federal Republic of Germany and the federal laws of the United States of America.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Ordinary Shares and the Debt Securities while the Registration Statement is effective.

         This opinion is furnished by us, as counsel to the Registrant, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we fall in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                 Very truly yours,





                                                 BROBECK HALE AND DORR